UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025 (July 1, 2025)

Transportation and Logistics Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34970	26-3106763
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

(Address of Principal Executive Offices) (Zip Code)

(833) 764-1443

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On July 3, 2025, Transportation and Logistics Systems, Inc. (the “Company”, “we”, “us” or “our”) entered into an exchange agreement (the “Exchange Agreement”) with a certain holder (the “Exchange Holder”) of outstanding warrants (the “Exchange Securities”) to purchase up to 10,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Exchange Agreement, the Exchange Holder agreed to exchange the Exchange Securities, for an aggregate of 9 shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”), effective as of June 1, 2025. The Exchange Holder’s obligation to exchange their Exchange Securities is conditioned upon the satisfaction or waiver of certain customary conditions, including the Company issuing the Series J Preferred Stock, no court or other such governmental or regulatory authority prohibiting such exchange, the representations and warranties of the Company being true and correct in all material respects, and the Common Stock not being suspended from trading by any governmental authority.

The Exchange Agreement also contains customary representations, warranties and covenants of the parties. The representations, warranties and covenants contained in the Exchange Agreement was made only for purposes of such agreement and as of its specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Settlement Agreement

On July 1, 2025, we also entered into a settlement agreement (the “Settlement Agreement”) with a certain holder (the “Creditor”) of certain of our liabilities (the “Outstanding Liabilities”). Pursuant to the Settlement Agreement, the Creditor agreed to settle an aggregate of approximately $422.74 in Outstanding Liabilities and cancel warrants to purchase up to an aggregate of 17,857,143 shares of Common Stock in exchange for the issuance of 4 shares of Series J Preferred Stock. The Creditor and the Company also agreed to release one another from any future causes of action or obligations in connection with the Outstanding Liabilities. The Creditor’s obligation to settle its Outstanding Liabilities is conditioned upon the satisfaction or waiver of certain conditions, including the Company issuing the Series J Preferred Stock, at least 50% of the outstanding shares of each of the Series E Preferred Stock and the Series G Preferred Stock having been exchanged for Series J Preferred Stock, which condition has been satisfied, the representations and warranties of the Company being true and correct in all material respects, and the Common Stock not being suspended from trading by any governmental authority.

The Settlement Agreement contains customary representations and warranties of the parties. The representations, warranties and covenants contained in the Settlement Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing does not purport to be a complete description of the forms of Exchange Agreement and Settlement Agreement, and the descriptions of each is qualified in their entirety by reference to the forms of Exchange Agreement and Settlement Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K is incorporated by reference herein. The shares of Series J Preferred Stock being issued pursuant to the Exchange Agreement will be issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”). The shares of Series J Preferred Stock being issued pursuant to the Settlement Agreement will be issued in reliance upon the exemption from registration provided in Section 4(a)(2) of the Act. The shares of Common Stock issuable upon conversion of the Series J Preferred Stock will be issued in reliance upon the exemption from registration provided in Section 4(a)(2) of the Act.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Exchange Agreement (Warrants Only).
10.2	Form of Settlement Agreement (Outstanding Liabilities and Warrants).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2025

Transportation and Logistics Systems, Inc.

By:	/s/ Sebastian Giordano
Sebastian Giordano
Chief Executive Officer, Chief Financial Officer and Treasurer